Exhibit (c)(2) PROJECT HEDWIG Preliminary Reference Materials Requested by Special Committee January 25, 2018

BMO Capital Markets

# Hedwig – Illustrative Ownership Summary

| Investor Information | | | | Current Holdings[2] | |
|---|---|---|---|---|---|
| Investor Name | Style | Report / Position Date | WAC[1] | (mm) | (%) |
| **Top 15 Non-Privet Institutions** | | | | | |
| Royce & Associates | Growth | 30-Sep-17 | $11.46 | 1.1 | 8.6% |
| Dimensional Fund Advisors | Growth | 30-Sep-17 | 14.36 | 1.1 | 8.4% |
| BlackRock Fund Advisors | Index | 30-Sep-17 | 12.10 | 0.8 | 6.2% |
| Wellington Management Co. | Growth | 30-Sep-17 | 11.23 | 0.6 | 4.9% |
| Franklin Advisory Services | Growth | 30-Sep-17 | 10.08 | 0.6 | 4.3% |
| The Vanguard Group | Index | 30-Sep-17 | 10.44 | 0.4 | 3.3% |
| First Wilshire Securities Management | Value | 30-Sep-17 | 11.31 | 0.3 | 2.6% |
| Pacific Ridge Capital Partners | Growth | 30-Sep-17 | 11.94 | 0.3 | 2.4% |
| Kennedy Capital Management | Growth | 30-Sep-17 | 13.43 | 0.3 | 2.3% |
| Foundry Partners | Growth | 30-Sep-17 | 11.59 | 0.3 | 2.2% |
| Renaissance Technologies | Growth | 30-Sep-17 | 11.34 | 0.3 | 2.1% |
| Grace & White | Value | 30-Sep-17 | 11.35 | 0.3 | 1.9% |
| Bridgeway Capital Management | Value | 30-Sep-17 | 11.23 | 0.2 | 1.8% |
| John G. Ullman & Associates | Yield | 30-Sep-17 | 11.45 | 0.2 | 1.4% |
| SSgA Funds Management | Index | 30-Sep-17 | 10.93 | 0.2 | 1.2% |
| **Top 15 Non-Privet Institutions** | | | **$11.86** | **6.9** | **53.6%** |
| | | | | | |
| **Privet** | **Value** | **31-Oct-17** | **$11.17** | **1.4** | **10.6%** |
| | | | | | |
| **Summary** | | | | | |
| Strategic & Insider | | | | 0.3 | 2.7% |
| Privet | | | | 1.4 | 10.6% |
| Non-Privet Institutional Holders[3] | | | | 9.1 | 70.1% |
| Unidentified Institutional & Retail | | | | 2.2 | 16.6% |
| **Total[2]** | | | | **12.9** | **100.0%** |

Source: FactSet, Public filings
1. Weighted average cost base ("WAC") estimated based on quarterly position changes and average prices since 31-Dec-99.
2. Total share count and ownership percentages are based off of basic common share count of 12.9mm as of 03-Nov-2017, per Hedwig Q3-2017 10-Q.
3. Includes 2.1mm shares owned by institutions outside of the top institutions listed on this slide.

1

PROJECT HEDWIG

BMO Capital Markets

# Hedwig – Turn of Float Analysis

SINGLE TURN OF HEDWIG FLOAT ANALYSIS – BASED ON OUTSTANDING FLOAT OF 11.2 MILLION SHARES (DECEMBER 9, 2016 – JANUARY 25, 2018)[1]



Current Share Price: US$ 18.53
0%
1%
20%
12%
10%
4%
8%
7%
6%
3%
6%
18%
2%
4%
$0-$9.50
$9.50-$10.25
$10.25-$11.00
$11.00-$11.75
$11.75-$12.50
$12.50-$13.25
$13.25-$14.00
$14.00-$14.75
$14.75-$15.50
$15.50-$16.25
$16.25-$17.00
$17.00-$17.75
$17.75-$18.50
$18.50-$19.25

Source: FactSet, Public filings
Note: Analysis as of 25-Jan-18.
1. Outstanding float calculated based on common share count of 11.2mm as of 03-Nov-2017 (per Hedwig Q3-2017 10-Q), less 0.3mm of insider holdings, less 1.4mm of Privet holdings.

2
PROJECT HEDWIG

BMO Capital Markets

# Negative One-Day Premium Transactions

| Deal Information | | | | | Premium Paid[1] | | | | | Other Transaction Information | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Ann. Date | Target Company | Status | Acquirer Company | Industry | 1-Day | Unaffected Share Price | 30-Day VWAP | 90-Day VWAP | 180-Day VWAP | Stock Reaction One Day After Ann. | Stock Consider-ation | 13E-3 | Financial Buyer | Strategic Buyer | Going Private |
| Dec-17 | Kindred Healthcare, Inc. | Pending | Humana, Inc.; TPG Capital LLC; | Hospital/Nursing Management | (5.3%) | 5.8% | 13.6% | 24.9% | 5.1% | 0.5% | n.a. | No | No | Yes | Yes |
| Dec-17 | Fairmount Santrol Holdings, | Pending | Unimin Corp. | Construction Materials | (84.9%) | (84.9%) | (84.1%) | (81.0%) | (82.7%) | (0.4%) | n.a. | No | No | Yes | Yes |
| Oct-17 | Inventure Foods, Inc. | Complete | UTZ Quality Foods LLC | Food: Specialty/Candy | (10.3%) | (10.3%) | (14.7%) | (0.7%) | (6.4%) | 0.3% | n.a. | No | No | Yes | Yes |
| Aug-17 | TerraVia Holdings, Inc. | Complete | Corbion NV | Chemicals: Specialty | (3.8%) | (3.8%) | (18.2%) | (47.0%) | (74.3%) | 14.7% | n.a. | No | No | Yes | No |
| Jul-17 | Western Refining Logistics LP | Complete | Tesoro Logistics LP | Oil & Gas Pipelines | (2.2%) | (2.2%) | (1.3%) | 0.2% | 6.5% | (1.2%) | 100.0% | No | No | Yes | No |
| Jul-17 | Rocket Fuel, Inc. | Complete | Vector Capital Management LP; | Information Technology Services | (3.3%) | (3.3%) | (7.3%) | (30.4%) | (11.5%) | (2.2%) | n.a. | No | No | Yes | Yes |
| Jul-17 | NCI, Inc. | Complete | H.I.G. Capital LLC (Private Equity) | Information Technology Services | (5.2%) | (5.2%) | (0.1%) | 21.2% | 35.2% | – | n.a. | No | Yes | No | Yes |
| Jun-17 | Universal Stainless & Alloy | Pending | Synalloy Corp. | Steel | (4.9%) | (4.9%) | 1.1% | 9.9% | 22.6% | (0.5%) | 74.9% | No | No | Yes | No |
| May-17 | Straight Path Communications, | Pending | Verizon Communications, Inc. | Specialty Telecommunications | (17.8%) | 404.0% | 64.1% | 203.8% | 323.1% | 0.9% | 100.0% | No | No | Yes | No |
| May-17 | West Corp. | Complete | Apollo Global Management LLC | Miscellaneous Commercial Services | (2.5%) | 17.5% | (4.4%) | (4.1%) | (1.0%) | (4.1%) | n.a. | No | Yes | No | Yes |
| Feb-17 | DigitalGlobe, Inc. | Complete | MacDonald, Dettwiler & Associates | Specialty Telecommunications | (0.1%) | 18.0% | 14.7% | 15.8% | 25.4% | 0.8% | 48.5% | No | No | Yes | No |
| Jan-17 | Midcoast Energy Partners LP | Complete | Enbridge Energy Co., Inc. | Gas Distributors | (8.6%) | (8.6%) | 7.4% | 5.1% | 1.1% | – | n.a. | Yes | No | Yes | Yes |
| Dec-16 | Tangoe, Inc. | Complete | Marlin Management Co. LLC; | Packaged Software | (21.0%) | (21.0%) | (19.8%) | (22.9%) | (22.0%) | (4.4%) | n.a. | No | No | Yes | Yes |
| Nov-16 | EarthLink Holdings Corp. | Complete | Windstream Holdings, Inc. | Internet Software/Services | (4.8%) | 13.0% | (2.1%) | (6.7%) | (4.3%) | (5.9%) | 100.0% | No | No | Yes | No |
| Nov-15 | Breeze-Eastern LLC | Complete | TransDigm Group, Inc. | Aerospace & Defense | (6.6%) | (6.6%) | 7.2% | 30.8% | 51.5% | 0.8% | n.a. | No | No | Yes | No |
| Aug-15 | Belk, Inc. | Complete | Sycamore Partners Management LP | Department Stores | (2.9%) | 3.5% | 1.9% | 1.9% | 22.2% | – | n.a. | No | Yes | No | Yes |
| Jun-15 | Martha Stewart Living | Complete | Sequential Brands Group, Inc. /Old/ | Publishing: Books/Magazines | (11.9%) | 21.0% | 17.1% | 11.7% | 25.9% | 0.7% | 50.5% | No | No | Yes | No |
| Jun-15 | The Ryland Group, Inc. | Complete | Standard Pacific Corp. | Homebuilding | (0.4%) | (0.4%) | 1.4% | (4.5%) | 4.9% | 5.2% | 100.0% | No | No | Yes | No |
| Apr-15 | Baltic Trading Ltd. | Complete | Genco Shipping & Trading Ltd. | Marine Shipping | (1.3%) | (1.3%) | 5.9% | (17.1%) | (50.9%) | 3.0% | 100.0% | No | No | Yes | No |
| Mar-15 | Aruba Networks, Inc. | Complete | Hewlett-Packard Co. | Computer Peripherals | (0.6%) | 34.4% | 37.6% | 30.2% | 28.6% | (1.0%) | n.a. | No | No | Yes | No |
| Oct-14 | Wright Medical Group, Inc. | Complete | Tornier NV | Medical Specialties | (23.7%) | 28.0% | 3.1% | 7.3% | 13.6% | (0.9%) | 100.0% | No | No | Yes | No |
| Oct-14 | Atlas Energy LP | Complete | Targa Resources Corp. | Oil & Gas Pipelines | (4.0%) | (4.0%) | (27.2%) | (28.8%) | (27.7%) | (5.2%) | 70.7% | No | No | Yes | No |
| Oct-14 | Oiltanking Partners LP | Complete | Enterprise Products Partners LP | Wholesale Distributors | (1.1%) | (1.1%) | (2.9%) | 2.2% | 15.2% | (0.3%) | 100.0% | No | No | Yes | No |
| May-14 | PetroLogistics LP | Complete | Flint Hills Resources LLC | Chemicals: Specialty | (3.0%) | 8.0% | (4.4%) | (0.1%) | 2.3% | 0.6% | n.a. | No | No | Yes | Yes |
| Nov-13 | Nielsen Consumer Insights, | Complete | Nielsen Holdings NV | Miscellaneous Commercial Services | (1.9%) | (1.9%) | 3.9% | 4.8% | 11.1% | 0.5% | n.a. | No | No | Yes | No |
| Oct-13 | Consolidated Graphics, Inc. | Complete | R.R. Donnelley & Sons Co. | Commercial Printing/Forms | (2.5%) | (2.5%) | 7.6% | 14.0% | 31.1% | (0.1%) | 44.4% | No | No | Yes | No |
| Oct-13 | International Minerals Corp. | Complete | Hochschild Mining Plc | Precious Metals | (7.7%) | 20.0% | n.a. | n.a. | n.a. | 10.0% | n.a. | No | No | Yes | No |
| Sep-13 | R.G. Barry Corp. | Complete | The Blackstone Group LP; Mill Road | Apparel/Footwear | (0.6%) | (0.6%) | 14.1% | 17.8% | 30.0% | 0.5% | n.a. | No | Yes | No | Yes |
| Aug-13 | Globecomm Systems, Inc. | Complete | Wasserstein & Co. LP | Specialty Telecommunications | (1.7%) | 21.9% | (1.4%) | 6.3% | 11.8% | (0.2%) | n.a. | No | Yes | No | Yes |
| Jul-13 | Optimer Pharmaceuticals, Inc. | Complete | Cubist Pharmaceuticals LLC | Pharmaceuticals: Major | (20.0%) | (20.0%) | (25.2%) | (25.4%) | (13.5%) | (5.9%) | n.a. | No | No | Yes | No |
| Jul-13 | Talon Therapeutics, Inc. | Complete | Spectrum Pharmaceuticals, Inc. | Pharmaceuticals: Major | (84.9%) | (84.9%) | (86.1%) | (87.8%) | (89.3%) | n.a. | n.a. | No | No | Yes | No |
| Aug-12 | Deltek, Inc. | Complete | Thoma Bravo LLC | Packaged Software | (7.2%) | 24.0% | (3.0%) | 11.8% | 18.6% | – | n.a. | No | Yes | No | Yes |
| Aug-12 | Comverse Technology, Inc. | Complete | Verint Systems, Inc. | Telecommunications Equipment | (35.4%) | (35.4%) | (33.8%) | (38.3%) | (40.7%) | 1.2% | 97.0% | No | No | Yes | No |
| May-11 | Integral Systems, Inc. | Complete | Kratos Defense & Security Solutions, | Information Technology Services | (13.2%) | 16.6% | (9.9%) | (7.9%) | 8.6% | (0.7%) | 60.5% | No | No | Yes | No |
| Mar-11 | Encore Energy Partners LP | Complete | Vanguard Natural Resources LLC | Oil & Gas Production | (5.2%) | 4.4% | (3.6%) | 0.0% | 6.6% | (1.0%) | 100.0% | No | No | Yes | No |
| Mar-11 | Lawson Software, Inc. | Complete | Infor Global Solutions European | Packaged Software | (2.2%) | 14.0% | 10.2% | 19.1% | 28.6% | 6.0% | n.a. | No | Yes | No | Yes |
| Feb-11 | Clinical Data, Inc. | Complete | Forest Laboratories, Inc. | Medical Specialties | (11.5%) | 19.2% | 18.4% | 47.8% | 71.3% | (0.8%) | n.a. | No | No | Yes | No |
| Feb-11 | Frontier Oil Corp. | Complete | Holly Corp. | Oil Refining/Marketing | (4.0%) | (4.0%) | 25.5% | 53.6% | 76.5% | (1.4%) | 100.0% | No | No | Yes | No |
| Feb-11 | Zoran Corp. | Complete | CSR Plc | Semiconductors | (1.4%) | 40.0% | (1.1%) | 12.7% | 9.2% | 15.2% | 31.8% | No | No | Yes | No |
| Feb-11 | Hughes Communications, Inc. | Complete | EchoStar Corp. | Specialty Telecommunications | (1.7%) | 31.0% | 14.0% | 47.6% | 83.5% | 0.3% | n.a. | No | No | Yes | No |
| Feb-11 | Emergency Medical Services | Complete | Clayton Dubilier & Rice LLC | Other Transportation | (9.4%) | 18.8% | (4.2%) | 8.5% | 16.9% | 0.6% | n.a. | No | Yes | No | Yes |
| Feb-11 | Retail Ventures, Inc. | Complete | DSW, Inc. | Department Stores | (0.9%) | (0.9%) | 1.1% | 4.2% | 29.5% | 12.9% | 100.0% | No | No | Yes | No |
| Dec-10 | Compellent Technologies, Inc. | Complete | Dell, Inc. | Computer Peripherals | (3.3%) | (3.3%) | 7.3% | 38.6% | 68.4% | (0.4%) | n.a. | No | No | Yes | No |
| Oct-10 | American Commercial Lines, | Complete | Platinum Equity LLC | Marine Shipping | (0.9%) | (0.9%) | 13.9% | 28.8% | 38.5% | (0.6%) | n.a. | No | Yes | No | Yes |
| Oct-10 | Polymer Group, Inc. | Complete | The Blackstone Group LP | Textiles | (19.3%) | (19.3%) | (14.9%) | (9.3%) | (4.8%) | (2.3%) | n.a. | No | Yes | No | Yes |
| Jun-10 | Valeant Pharmaceuticals | Complete | Biovail Corp. | Pharmaceuticals: Major | (6.8%) | (6.8%) | 182.2% | 172.3% | 185.2% | 8.5% | 60.8% | No | No | Yes | No |
| Apr-10 | Arena Resources, Inc. | Complete | SandRidge Energy, Inc. | Oil & Gas Production | (1.8%) | 16.8% | n.a. | n.a. | n.a. | 7.2% | 86.4% | No | No | Yes | No |
| Mar-10 | InfoGROUP, Inc. | Complete | CCMP Capital Advisors | Data Processing Services | (2.0%) | 22.0% | 1.9% | (0.3%) | 11.6% | (0.6%) | n.a. | No | Yes | No | Yes |

Source: FactSet, company filings, news releases
Note: No negative premium deal is directly comparable to the transaction under consideration by the Company.
Note: Includes all pending / completed deals involving US targets with deal value between $100mm - $5,000mm; excludes companies in FIG and Real Estate Industries.
1. VWAP metrics are based on trading days.

Denotes going private transactions with a financial buyer.

3

PROJECT HEDWIG

BMO Capital Markets

# Negative One-Day Premium Transactions (cont'd)

**Summary of Premiums / Discounts for All Transactions**

| | 1-Day | Unaffected Share Price | 30-Day VWAP | 90-Day VWAP | 180-Day VWAP | Stock Reaction One Day after Ann. |
|---|---|---|---|---|---|---|
| **Mean:** | (9.9%) | 9.7% | 2.3% | 9.6% | 19.4% | 1.1% |
| **Median:** | (4.0%) | (0.7%) | 1.1% | 5.0% | 11.7% | – |

**Summary of Premiums / Discounts for Going Private Transactions with Financial Buyer**

| | 1-Day | Unaffected Share Price | 30-Day VWAP | 90-Day VWAP | 180-Day VWAP | Stock Reaction One Day after Ann. |
|---|---|---|---|---|---|---|
| **Mean:** | (4.5%) | 8.0% | 1.2% | 8.5% | 17.3% | (0.1%) |
| **Median:** | (2.4%) | 8.7% | (0.0%) | 7.4% | 17.7% | – |

**Hedwig Metrics[1]**

| | Indicative Price | 1-Day | Unaffected Share Price[2] | 30-Day VWAP | 90-Day VWAP | 180-Day VWAP |
|---|---|---|---|---|---|---|
| **Share Price Metric** | $17.75 | $18.53 | $16.50 | $17.80 | $16.85 | $15.19 |
| **Premium / (Discount) to Indicative Price ($17.75)** | -- | (4.2%) | 7.6% | (0.3%) | 5.3% | 16.9% |

**Summary of Other Transaction Information**

Buyer Classification for the 48 transactions:

| | |
|---|---|
| Financial buyer: | 11 |
| Private strategic buyer: | 7 |
| Public strategic buyer with all cash consideration: | 10 |
| Public strategic buyer with a stock component: | 20 |

**Parameters**

Announcement between 01-Jan-2010 to 12-Jan-2018
Closed or pending transactions
Transaction Value: $100mm - $5bn
U.S. Public Company Targets
Excludes FIG and Real Estate Industries
Total Transactions: 921
Number of Transactions with Implied One Day Premiums at a Discount: 48
Percentage of Total Transactions: 5.1%

Source: FactSet, company filings, news releases
Note: VWAP metrics are based on trading days.
1. Share prices and VWAPs calculated as of 25-Jan-2018.
2. Price before Privet's 13D amendment describing interest in a transaction.

4
PROJECT HEDWIG

Disclaimer This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Board of Directors (the “Board”) of Hardinge Inc. (the “Company”) by BMO in connection with the Board’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with BMO in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials. The materials are for discussion purposes only. BMO expressly disclaims any and all liability which may be based on the materials and any errors therein or omissions therefrom. 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In the ordinary course of business, certain of BMO’s affiliates and employees, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, one or more parties that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction. BMO provides mergers and acquisitions, restructuring and other advisory and consulting services to clients. BMO’s personnel may make statements or provide advice that is contrary to information contained in the materials. BMO’s or its affiliates’ proprietary interests may conflict with the Company’s interests. BMO may have advised, may seek to advise and may in the future advise one or more participants in the Transaction and/or other companies mentioned in the materials. All values in this document are in US$ unless otherwise specified 5 PROJECT HEDWIG